EXHIBIT 11 - COMPUTATION OF EARNINGS PER SHARE

(amounts in thousands, except per share data)


Basic Earnings Per Share                    1997        1996        1995
------------------------                   ------      ------      ------

Weighted-average shares outstanding         1,708       1,701       1,711
                                           ======      ======      ======
Net Income                                  1,753       1,507       1,204
                                           ======      ======      ======

Basic earnings per share                    $1.03       $0.89       $0.70
                                           ======      ======      ======


Diluted Earnings Per Share                  1997        1996        1995
-------------------------                  ------      ------      ------

Weighted-average shares outstanding         1,708       1,701       1,711
                                           ------      ------      ------

Average options outstanding                   176         172         118
Average exercise price                     $ 9.69      $ 8.69     $  6.60
                                           ------      ------      ------
Proceeds from assumed exercise of
  options outstanding                       1,705       1,494         784
Average market price per share             $20.71      $13.55      $ 9.65
                                           ------      ------      ------
Assumed shares repurchased                     82         110          82
                                           ------      ------      ------
Common stock equivalents of
  options outstanding                          94          62          36
                                           ------      ------      ------
Weighted-average shares outstanding
(including common stock equivalents)        1,802       1,763       1,747
                                           ======      ======      ======

Net income                                  1,753       1,507       1,204
                                           ======      ======      ======

Diluted earnings per share                  $0.97       $0.85       $0.69
                                           ======      ======      ======



                                      11-1
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